Exhibit 5.1

October 14, 2011

Magellan Petroleum Corporation

7 Custom House Street, 3rd Floor

Portland, Maine 04101

Re:	Registration on Form S-3 of 1,182,742 Shares of Common Stock of Magellan Petroleum Corporation

Ladies and Gentlemen:

We have acted as counsel for Magellan Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the registration for resale from time to time by certain of the Company’s security holders, of 1,182,742 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), beneficially owned by the selling stockholders identified in the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company to effect registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”) and to which this opinion has been filed as an exhibit.

In connection with rendering the opinion expressed herein, we have examined originals or copies, certified or otherwise authenticated to our satisfaction, of such documents and records, and reviewed matters of law, as we have deemed relevant or necessary. As to various questions of fact material to our opinion, we have relied upon statements of fact contained in the documents and records that we have examined or statements of fact made to us by officers of the Company, who, by reason of their positions with the Company, would be expected to have knowledge of such facts. The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of any other law or the State of Delaware of the laws of any other jurisdiction.

Based on the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, upon the effectiveness of the Registration Statement, the Shares of Common Stock proposed to be registered by the Company under the Registration Statement will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very Truly Yours,

/s/ Bernstein, Shur, Sawyer & Nelson, P.A.